United States
Securities and Exchange Commission
Washington, D. C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

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Hawk Systems, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100
Boca Raton, FL  33431
(Address of principal executive offices)  (Zip Code)

(561) 962-2885
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

As a result of the following transactions, effective June 30, 2010, Hawk Systems, Inc. (the “Company”) has issued more than 5% of its outstanding shares of common stock, par value $.01 (“Common Stock”), in unregistered transactions in the aggregate since its last periodic report filed with the Securities and Exchange Commission for the quarter ended March 31, 2010:

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Effective May 17, 2010, the Company issued 1,176,471 shares of restricted Common Stock to Mr. Michael Diamant, the Company’s Chief Executive Officer and director, as payment in full for the $160,000 signing bonus owed to him under his employment agreement dated December 15, 2009, as amended (“Employment Agreement”);

•	On May 21, 2010, the Company issued 750,000 shares of its restricted Common Stock to a consultant for services to be rendered in connection with a consulting agreement;

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On June 22, 2010, Mr. Edward Sebastiano, a member of the Company’s board of directors, tendered 1,537,717 shares of Common Stock held by him to the Company for cancellation in exchange for the cancellation of an outstanding promissory note issued to the Company in the aggregate amount of $193,752, including accrued interest.  The note was secured by the shares of Common Stock held by Mr. Sebastiano;

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Effective June 23, 2010, the Company issued 540,418 shares of restricted Common Stock to an individual in exchange for approximately $54,500 owed by the Company to the individual pursuant to an employment agreement, as well as a general release executed by the individual releasing the Company from any and all claims; and

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On June 30, 2010, the board of directors of the Company approved the issuance of 2,893,519 shares of restricted Common Stock to Mr. Diamant in exchange for approximately $208,333 in compensation owed to him through June 30, 2010 under the Employment Agreement.

The securities issued in the transactions described above (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, and were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in that the sales did not involve any public offering. The certificates representing the Securities bear a restrictive legend providing that the Securities may be resold only if the Securities are registered or resold in compliance with the provisions of Rule 144 promulgated under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (a) – (b) Departure of Directors or Certain Officers

On June 28, 2010, Mr. Michael Diamant, the Company’s Chief Executive Officer and director, notified the board of directors of the Company of his intention to resign from his positions effective August 27, 2010 to pursue other interests.  Mr. Diamant will continue working with the Company through August 27, 2010 to assist in transitional matters.  Mr. Diamant did not resign over any disagreement with the Company, or because of any matter relating to the Company’s operations, policies or practices.

(e) Compensatory Arrangements of Certain Officers

As described under Item 3.02 above, on June 30, 2010, the board of directors of the Company approved the issuance of 2,893,519 shares of restricted Common Stock to Mr. Diamant in exchange for approximately $208,333 in compensation owed to him through June 30, 2010 under his Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date: July 2, 2010	By:	/s/ Michael Diamant
Michael Diamant
Chief Executive Officer and Director

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